Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE BONDS

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB, United Kingdom

Tel: +44 (0) 20 7773 9098

Fax: +44 (0) 20 7516 7548

Attn: Debt Syndicate

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Telephone: 646-855-0724

Fax No: 212-901-7881

J.P. Morgan Securities Ltd.

125 London Wall, London EC2Y 5AJ

Facsimile: +44 207 325 8270

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Legal